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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 JUNE 24, 1998
                Date of Report (Date of earliest event reported)

                          HERMES EUROPE RAILTEL, B.V.
             (Exact name of registrant as specified in its charter)

          NETHERLANDS                                                        NONE
 (State or other jurisdiction      (Commission File Number)              (IRS Employer
       of incorporation)                                              Identification No.)

             TERHULPSESTEENWEG 6A                                   NONE
           1560 HOEILAART, BELGIUM                               (Zip Code)
   (Address of principal executive offices)

                                 (322) 658-5200
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The undersigned registrant hereby reports the following items related to the Registrant's acquisition of Ebone A/S in a transaction accounted for as a purchase. The Registrant filed on July 7, 1998 a Current Report on Form 8-K, which disclosed that the acquisition had been completed. The Registrant indicated in that report its intention to submit the financial statements and pro forma financial information prescribed by Rule 3-05 of Regulation S-X and
Article 11 of Regulation S-X, respectively, not later than September 8, 1998, in accordance with Subsection (a)(4) of Item 7 of the General Instructions for the Current Report on Form 8-K. This Amendment to that Current Report is being filed to provide that financial information.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statements.


         Report of Ernst & Young, Independent Auditors



         Ebone A/S Balance Sheets as of December 31, 1997 and June 30, 1998 (unaudited)



         Ebone A/S Statements of Operations for the Year Ended December 31, 1997 and for the Six Months Ended June 30, 1997 and 1998 (unaudited)



         Ebone A/S Statements of Changes in Shareholders' Equity for the Year Ended December 31, 1997 and for the Six Months Ended June 30, 1998 (unaudited)



         Ebone A/S Statements of Cash Flows for the Year Ended December 31, 1997 and for the Six Months Ended June 30, 1997 and 1998 (unaudited)



     (b) Pro Forma Financial Statements.



         Unaudited Pro Forma Combined Statements of Operations for the Year Ended December 31, 1997 and for the Six Months Ended June 30, 1998



         Notes to Pro Forma Statements of Operations

                 REPORT OF ERNST & YOUNG, INDEPENDENT AUDITORS



The Board of Directors and the Shareholders of


Ebone A/S, Copenhagen, Denmark



     We have audited the accompanying balance sheet of Ebone A/S, as of December 31, 1997, and the related statement of operations, cash flow, and shareholders' equity for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ebone A/S at December 31, 1997, and the result of its operations and its cash flow for the year ended December 31, 1997, in conformity with generally accepted accounting principles in the United States.



                                            Ernst & Young


                                            Statsautoriseret
                                            Revisionsaktieselskab



Copenhagen, Denmark


August 25, 1998

                                   EBONE A/S



                                 BALANCE SHEETS


                                 (IN THOUSANDS)



                                     ASSETS



                                                              DECEMBER 31,     JUNE 30,
                                                                  1997           1998
                                                              ------------     --------
                                                                              (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................    $ 9,168        $ 13,371
  Accounts receivable trade, net............................        570           5,118
  Accounts receivable, related parties......................      3,032           3,097
  Prepaid expenses..........................................          8              --
  Other current assets......................................         76              74
                                                                -------        --------
          Total current assets..............................     12,854          21,660
  Technical equipment.......................................        477             630
  Less accumulated depreciation.............................       (206)           (311)
                                                                -------        --------
  Net technical equipment...................................        271             319
  Prepaid transmission capacity, net........................         --          98,550
                                                                -------        --------
          Total assets......................................    $13,125        $120,529
                                                                =======        ========

                          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................    $ 2,367        $  1,464
  Accounts payable, related parties.........................      1,403             973
  Deferred income...........................................         --           5,470
  Accrued expenses..........................................        122             209
  Income taxes payable......................................      2,300           3,865
                                                                -------        --------
          Total current liabilities.........................      6,192          11,981
Commitments and contingencies:
Shareholders' equity:
  Common shares (17,000 and 68,000 authorized, issued and
     outstanding at December 31, 1997 and June 30, 1998,
     respectively)..........................................      2,467           9,868
  Additional paid-in capital................................         --          91,148
  Retained earnings.........................................      4,466           7,532
                                                                -------        --------
          Total shareholders' equity........................      6,933         108,548
                                                                -------        --------
          Total liabilities and shareholders' equity........    $13,125        $120,529
                                                                =======        ========



                             See accompanying notes

                                   EBONE A/S



                            STATEMENTS OF OPERATIONS


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                            SIX MONTHS ENDED JUNE 30
                                                           YEAR ENDED       -------------------------
                                                        DECEMBER 31, 1997      1997          1998
                                                        -----------------   -----------   -----------
                                                                            (UNAUDITED)   (UNAUDITED)
Revenues..............................................       $21,266          $9,419        $12,013
Operating costs and expenses:
Cost of revenues......................................        14,869           7,412          6,909
Selling, general and administrative...................           723             293            612
Depreciation..........................................           159              26            105
                                                             -------          ------        -------
       Income from operations.........................        15,751           7,731          7,626
Interest income.......................................           218              76            182
Foreign exchange gains, net...........................           292             194             62
                                                             -------          ------        -------
  Income before income taxes..........................         6,025           1,958          4,631
Income taxes..........................................        (2,300)           (733)        (1,565)
                                                             -------          ------        -------
Net income............................................       $ 3,725          $1,225        $ 3,066
                                                             =======          ======        =======
Net income per share..................................       $  0.34          $ 0.40        $  0.17
                                                             =======          ======        =======
Weighted average common shares outstanding............        11,050           3,058         17,708
                                                             =======          ======        =======



                             See accompanying notes

                                   EBONE A/S



                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                 (IN THOUSANDS)



                                                     COMMON     ADDITIONAL      RETAINED
                                                     SHARES   PAID-IN CAPITAL   EARNINGS    TOTAL
                                                     ------   ---------------   --------   --------
Balance at December 31, 1996.......................  $ 435        $    --        $  741    $  1,176
  Issuance of 14,000 shares........................  2,032             --            --       2,032
  Net income.......................................     --             --         3,725       3,725
                                                     ------       -------        ------    --------
Balance at December 31, 1997.......................  2,467                        4,466       6,933
  Issuance of 51,000 shares........................  7,401         91,148            --      98,549
  Net income.......................................     --             --         3,066       3,066
                                                     ------       -------        ------    --------
Balance at June 30, 1998 (unaudited)...............  $9,868       $91,148        $7,532    $108,548
                                                     ======       =======        ======    ========



                             See accompanying notes

                                   EBONE A/S



                            STATEMENTS OF CASH FLOWS


                                 (IN THOUSANDS)



                                                                            SIX MONTHS ENDED JUNE 30
                                                          YEAR ENDED       --------------------------
                                                       DECEMBER 31, 1997      1997           1998
                                                       -----------------   -----------    -----------
                                                                           (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
Net income...........................................       $ 3,725          $ 1,225       $  3,066
Adjustments to reconcile net income to cash provided
  by operating activities:
  Depreciation and amortization......................           159               26            105
  Changes in operating assets and liabilities:
     Accounts receivable, trade......................           447             (984)        (4,548)
     Accounts receivable, related parties............        (2,020)          (5,650)           (65)
     Accounts payable................................         1,547            4,492           (903)
     Accounts payable, related parties...............         1,403              585           (430)
     Deferred income.................................        (1,582)           2,344          5,470
     Accrued/prepaid expenses, net...................           (99)            (173)            95
     Income taxes payable............................         1,843              733          1,565
                                                            -------          -------       --------
  Cash provided by operating activities:.............         5,423            2,598          4,355
                                                            -------          -------       --------
Cash flows from investing activities:
  Cash capital expenditure...........................          (377)            (154)       (98,701)
                                                            -------          -------       --------
  Cash used in investing activities:.................          (377)            (154)       (98,701)
                                                            -------          -------       --------
Cash flows from financing activities:
  Proceeds from issuance of common shares............         2,032            2,032         98,549
                                                            -------          -------       --------
  Cash provided by financing activities:.............         2,032            2,032         98,549
                                                            -------          -------       --------
Net increase in cash and cash equivalents............         7,118            4,476          4,203
Cash and cash equivalents, beginning of period.......         2,050            2,050          9,168
                                                            -------          -------       --------
Cash and cash equivalents, end of period.............       $ 9,168          $ 6,526       $ 13,371
                                                            =======          =======       ========
Cash paid for taxes..................................       $   457          $    --       $     --
                                                            =======          =======       ========



                             See accompanying notes

                                   EBONE A/S



                       NOTES TO THE FINANCIAL STATEMENTS


                          YEAR ENDED DECEMBER 31, 1997


                  AND SIX MONTHS ENDED JUNE 30, 1997 AND 1998





1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  Description of Business



     Ebone A/S ("Ebone" or "the Company"), is a Tier 1 Internet backbone provider, principally serving as a carriers' carrier for European Internet service providers. As of December 31, 1997, the Company is a wholly-owned subsidiary of Ebone Holding Association ("EHA"), an association whose members are Internet service providers. In June 1998, in an effort to increase the capitalization of the Company, 51,000 shares of common stock were issued to Hermes Europe Railtel B.V. ("HER"), a company that is operating the initial segments of a pan-European high-capacity fiber optic network that is designed to interconnect a majority of the largest Western and Central European cities and to transport international voice, data and multimedia image traffic for other carriers throughout Western Europe, for ECU 90 million. As a result, HER has a 75% interest in the Company. As part of the transaction, the Company purchased, under a ten year transmission capacity agreement, long-term capacity rights on HER's network valued at ECU 90 million. In addition, the individual members of EHA have been given the right to purchase an additional 32,000 shares of the Company's common stock in a future issuance to occur by the end of 1998.



  Foreign currency



     Danish Kroner ("DKK") is considered the functional currency of the Company. The Company follows a translation policy in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation". Assets and liabilities are translated at the rates of exchange at the balance sheet date. Income and expense accounts are translated at average monthly rates of exchange. The resultant translation adjustments are included in the cumulative translation adjustment, a separate component of shareholders' equity. Gains and losses from foreign currency transactions are included in the operations.



  Use of estimates in preparation of financial statements



     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



  Cash and cash equivalents



     Cash and cash equivalents represent cash and short-term deposits with maturities of less than three months at the time of purchase.



  Technical equipment



     Technical equipment is stated at cost. Depreciation is calculated on a straight-line basis over the estimated life of three years. Maintenance and repairs are charged to expense as incurred.



  Prepaid transmission capacity



     The Company's right to use transmission capacity on the HER network is amortized over the lesser of straight-line over the contract life of 10 years or the actual use of the capacity.

                                   EBONE A/S

  Long-lived assets



     In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the use of an undiscounted cash flows analysis of assets at the lowest level for which identifiable cash flows exist. If an impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated value of the asset.



  Earnings per share



     During 1997, the Company adopted SFAS No. 128, "Earnings Per Share' which requires the Company to present basic and diluted earnings per share for all periods presented. The Company's earnings per share calculation (basic and fully-diluted) is based upon the weighted average common shares issued. There are no reconciling items in the numerator or denominator of the Company's earnings per share calculation.



  Revenue recognition



     The Company records as revenue the amount of telecommunications services rendered, as measured primarily by the Internet access capacity provided. Billings received in advance of service being rendered are deferred and recognized as the service is rendered.



  Fair value of financial instruments



     Carrying amounts of certain of the Company's financial instruments including cash and cash equivalents, trade accounts receivable, accrued payroll and other accrued liabilities approximate fair value because of their short maturities.



  Concentration of credit risk



     Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains most of its cash and cash equivalents in one high-quality Danish financial institution. The Company extends credit to various customers and establishes an allowance for doubtful accounts for specific customers that it determines to have significant credit risk. The Company provides allowances for potential credit losses when necessary.



     The Company does not currently hedge against foreign currency fluctuations, although the Company may implement such practices in the future. Under current practices, the Company's results of operations could be adversely affected by fluctuations in foreign currency exchange rates.



  Income taxes



     The Company accounts for income taxes using the liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the financial statements or tax returns.

                                   EBONE A/S

  Comprehensive income



     The Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which became effective for reporting periods beginning after December 15, 1997 and requires additional disclosures with respect to certain changes in assets and liabilities that previously were not required to be reported as results of operations for the period. The Company adopted SFAS 130 on January 1, 1998. For the six months ended June 1, 1998, comprehensive income is equal to net income.



  Interim information



     The unaudited interim information has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management, reflects normal recurring adjustments necessary for a fair presentation of the information for the periods presented. Operating results for the six months ended June 30, 1998 are not necessarily indicative of results for the full year.



2. INCOME TAXES



     The reconciliation of taxes on income at the statutory tax rate to the actual provision for income taxes is:



                                                                          SIX MONTHS ENDED
                                                            YEAR ENDED        JUNE 30,
                                                           DECEMBER 31,   -----------------
                                                               1997        1997      1998
                                                           ------------   ------   --------
                                                                             (UNAUDITED)
                                                                    (IN THOUSANDS)
Tax at statutory rate (34%)..............................     $2,048       $666     $1,574
Interest on tax..........................................        242         --         --
Change in valuation allowance............................         10         67       ( 10)
                                                              ------       ----     ------
Income taxes.............................................     $2,300       $733     $1,565
                                                              ======       ====     ======
Significant components of the Company's deferred tax
  assets and liabilities consisted of:
Deferred tax assets:
Book over tax depreciation...............................     $   33       $ 31     $   24
less valuation allowance.................................        (33)       (31)       (24)
                                                              ------       ----     ------
                                                              $   --       $ --     $   --
                                                              ======       ====     ======



     The Company has no deferred tax liabilities.



3. RELATED PARTY TRANSACTIONS



     The Company earned $12.0 million for the year ended December 31, 1997 and $7.4 million and $6.6 million for the six months ended June 30, 1997 and 1998, respectively, from the individual members of EHA, who through their ownership of EHA, are indirect shareholders of the Company. In addition, the Company incurred costs of $10.6 million for the year ended December 31, 1997 and $6.2 million and $5.9 million for the six months ended June 30, 1997 and 1998, respectively, to the members of EHA for transmission capacity.



     On June 24, 1998 the Company entered into a ten year transmission capacity agreement, effective 1 July 1998, with HER, the majority shareholder. See Note 1.



4. COMMITMENTS AND CONTINGENCIES



  Major customers



     In 1997, the Company had a major customer representing $3.1 million or 14.4% of revenue.

                                   EBONE A/S

  Other matters



     In the ordinary course of business, the Company may be party to various legal and tax proceedings, and subject to claims, certain of which relate to the regulatory environment in which the Company currently operates or intends to operate. In the opinion of management, the Company's liability, if any, in all pending litigation, or other legal proceeding or other matter other than what is discussed above, will not have a material effect upon the financial condition, results of operations or liquidity of the Company.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS



     The unaudited pro forma combined statement of operations for the year ended December 31, 1997 gives effect to the acquisition of Ebone A/S ("Ebone") as if it had occurred on January 1, 1997. The unaudited pro forma combined statement of operations for the six months ended June 30, 1998 gives effect to the acquisition of Ebone A/S as if it had occurred on January 1, 1997. No adjustments has been included in the pro forma amounts for any anticipated cost savings or other synergies.



     The unaudited pro forma statements of operations are based on available information and on certain assumptions and adjustments described in the accompanying notes which Hermes Europe Railtel B.V. ("HER") believes are reasonable. The unaudited pro forma combined statements of operations are provided for informational purposes only and do not purport to present the results of operations of HER had the transaction assumed therein occurred on or as of the date indicated, nor is it necessarily indicative of the results of operations which may be achieved in the future. The unaudited pro forma combined statements of operations and related notes should be read in conjunction with the consolidated financial statements of HER filed on its Form 10-K and Form 10-Q and the financial statements of Ebone including the notes thereto.



                           HERMES EUROPE RAILTEL B.V.



              UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS


                          YEAR ENDED DECEMBER 31, 1997


       (IN THOUSANDS, EXCEPT WEIGHTED AVERAGE SHARES AND PER SHARE DATA)



                                                 HISTORICAL    HISTORICAL     PRO FORMA
                                                    HER          EBONE       ADJUSTMENTS      PRO FORMA
                                                    (A)           (B)            (C)           COMBINED
                                                 ----------    ----------    -----------      ----------
Revenues.......................................   $  5,373      $21,266        $  (135)(d)     $ 26,504
Operating costs and expenses:
  Cost of revenues.............................      9,972       14,869           (135)(d)       24,706
  Selling, general and administrative..........     18,493          882          3,439(e)        22,814
                                                  --------      -------        -------         --------
                                                    28,465       15,751          3,304           47,520
                                                  --------      -------        -------         --------
(Loss) income from operations..................    (23,092)       5,515         (3,439)         (21,016)
Other income/(expense):
  Interest income..............................      6,596          218             --            6,814
  Interest expense.............................    (12,826)          --             --          (12,826)
  Foreign currency (losses) gains..............       (367)         292             --              (75)
                                                  --------      -------        -------         --------
                                                    (6,597)         510             --           (6,087)
                                                  --------      -------        -------         --------
Net (loss) income before income taxes and
  minority interest............................    (29,689)       6,025         (3,439)         (27,103)
Income taxes...................................         --        2,300             --            2,300
                                                  --------      -------        -------         --------
Net (loss) income before minority interest.....    (29,689)       3,725         (3,439)         (29,403)
Minority interest..............................         --           --           (931)(f)         (931)
                                                  --------      -------        -------         --------
Net (loss) income..............................   $(29,689)     $ 3,725        $(4,370)        $(30,334)
                                                  ========      =======        =======         ========
Net loss per share.............................   $  (0.33)                                    $  (0.34)
                                                  ========                                     ========
Weighted average common shares outstanding.....     89,957                                       89,957
                                                  ========                                     ========

                           HERMES EUROPE RAILTEL B.V.



              UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS


                         SIX MONTHS ENDED JUNE 30, 1998


       (IN THOUSANDS, EXCEPT WEIGHTED AVERAGE SHARES AND PER SHARE DATA)



                                                HISTORICAL    HISTORICAL    PRO FORMA
                                                   HER          EBONE      ADJUSTMENTS      PRO FORMA
                                                   (G)           (H)           (C)          COMBINED
                                                ----------    ----------   -----------      ---------
Revenues......................................   $ 15,936      $11,599       $(1,209)(i)    $ 26,326
Operating costs and expenses:
  Cost of revenues............................     16,957        6,688        (1,209)(i)      22,436
  Selling, general and administrative.........     10,407          700         1,672(j)       12,779
                                                 --------      -------       -------        --------
                                                   27,364        7,388           463          35,215
                                                 --------      -------       -------        --------
(Loss) income from operations.................    (11,428)       4,211        (1,672)         (8,889)
Other income/(expense):
  Interest income.............................      5,912          141            --           6,053
  Interest expense............................    (15,521)          --            --         (15,521)
  Foreign currency (losses) gains.............     (2,666)          62            --          (2,604)
                                                 --------      -------       -------        --------
                                                  (12,275)         203            --         (12,072)
                                                 --------      -------       -------        --------
Net (loss) income before income taxes and
  minority interest...........................    (23,703)       4,414        (1,672)        (20,961)
Income taxes..................................         --        1,507            --           1,507
                                                 --------      -------       -------        --------
Net (loss) income before minority interest....    (23,703)       2,907        (1,672)        (22,468)
Minority interest.............................        (40)          --          (727)(k)        (767)
                                                 --------      -------       -------        --------
Net (loss) income.............................   $(23,743)     $ 2,907       $(2,399)       $(23,235)
                                                 ========      =======       =======        ========
Net loss per share............................   $  (0.12)                                  $  (0.12)
                                                 ========                                   ========
Weighted average common shares outstanding....    190,468                                    190,468
                                                 ========                                   ========

       NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS



(a) Consolidated Statement of Operations for HER for the year ended December 31, 1997.



(b)  Statement of Operations for Ebone for the year ended December 31, 1997.



(c) Represents pro forma adjustments for the acquisition of 75% of Ebone based on a purchase price of approximately ECU 90 million in cash.



(d) Represents the elimination of $0.1 million of intercompany revenues and corresponding costs between HER and Ebone in 1997.



(e) Represents amortization expense of $3.4 million related to the goodwill of $17.2 million acquired in the Ebone acquisition. The goodwill will be amortized on a straight-line basis over five years.



(f) Represents minority interest of $0.9 million related to the 25% minority partner.



(g) Consolidated Statement of Operations for HER for the six months ended June 30, 1998.



(h) Statement of Operations for Ebone for the period ended June 24, 1998. The results of Ebone for the six days ended June 30, 1998 are included in the consolidated statements of operations of HER for the six months ended June 30, 1998 as a result of the acquisition occurring on June 24, 1998.



(i) Represents the elimination of $1.2 million of intercompany revenues and corresponding costs between HER and Ebone during the six months ended June 30, 1998.



(j) Represents amortization expense of $1.7 million related to the goodwill of $17.2 million acquired in the Ebone acquisition.



(k) Represents minority interest of $0.7 million related to the 25% minority partner.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Hermes Europe Railtel, B.V.
                                            (Registrant)

                                                    /s/ FRANCOIS NOTE

                                            ------------------------------------
                                                       Francois Note
                                               Corporate Financial Director--
                                                  Chief Financial Officer


Date: September 8, 1998